Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-133899 of Merrill Lynch Large Cap Series Funds, Inc. (the "Funds") on Form N-14 of our reports dated December 19, 2005, relating to the financial statements and financial highlights of Merrill Lynch Large Cap Value Fund, one of the series constituting the Funds, and to the financial statements and financial highlights of Master Large Cap Value Portfolio, one of the series of Master Large Cap Series Trust (the "Trust"), appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Trust for the year ended October 31, 2005, and to the references to us under the captions "Other Service Providers-ML Fund" in the Combined Prospectus/Proxy Statement and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
June 14, 2006